UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2005

HOST MARRIOTT, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04—Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 12, 2005, Host Marriott Corporation (“Host”), the general partner of Host Marriott, L.P. (the “Company”), announced its intention to make a partial redemption of $100 million principal amount of its existing 6 3/4% Convertible Subordinated Debentures due December 2, 2026 (the “Debentures”). The redemption date for the Debentures is January 11, 2006 pursuant to a notice provided to the holders of the Debentures by the trustee on December 12, 2005. The Debentures were issued pursuant to an indenture, dated as of December 6, 1996, by and between Host and The Bank of New York, as trustee, as supplemented to date (the “Indenture”). Under the terms of the Indenture Host is currently required to pay a call premium equal to 0.675%, or approximately $675,000, in order to redeem the Debentures prior to their scheduled maturity.

Upon Host’s conversion to a REIT, the Company assumed primary liability for repayment of the Debentures underlying the 6 3/4% convertible quarterly income preferred securities (the “Convertible Preferred Securities”), of Host Marriott Financial Trust (the “Trust”), a wholly owned subsidiary trust of Host. Upon conversion by a Convertible Preferred Securities holder, Host will issue shares of its common stock which will be delivered to such holder. Upon the issuance of such shares by Host, the Company will issue to Host the number of OP units equal to the number of shares of common stock issued by Host in exchange for the Debentures.

Upon the redemption of the Debentures discussed above, the Convertible Preferred Securities will be redeemed at a price equal to 100.675% of the liquidation preference, or $50.3375 per security.

Each of the Convertible Preferred Securities and the related debentures are convertible at the option of the holder into shares of Host’s common stock at the rate of 3.2537 shares per Convertible Preferred Security for a total of approximately 31 million shares, (equivalent to a conversion price of $15.367 per share of the Host’s common stock). The Trust will only convert the Debentures pursuant to a notice of conversion by a holder of Convertible Preferred Securities. The conversion ratio and price have been adjusted to reflect certain transactions including Host’s conversion to a REIT. In addition, Host has the right to terminate the conversion rights, upon 30 days advance notice, in the event the price of its common stock exceeds $18.44 (equal to 120% of the conversion price) for 20 trading days within a period of 30 consecutive trading days.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT, L.P.

Date: December 13, 2005	By:	/s/ HOST MARRIOTT CORPORATION
Host Marriott Corporation Its General Partner

/s/ W. Edward Walter
W. Edward Walter Executive Vice President and Chief Financial Officer of Host Marriott Corporation

3